UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 12, 1996

PROGRESSIVE BANK, INC.
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(Exact name of registrant as specifies in its charter)

   New York           0-15025                14-1682661
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(State or other      (Commission            (I.R.S. Employer
jurisdiction         File Number            Identification No.)
incorporation)

1301 Route 52, Fishkill, New York 12524
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(Address of principal executive offices) (Zip Code)

(914) 897-7400
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(Registrant's telephone number, including area code)

Not Applicable
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(Former name, former address and former fiscal year,
if changed since last report.)

Item 2. Acquisition or Disposition of Assets

(a) On April 12, 1996 (the "Closing Date"), Pawling Savings Bank, a New York state- chartered stock savings bank ("Pawling") and subsidiary of Progressive Bank, Inc., a New York corporation (the "Company"), (i) acquired from GreenPoint Bank ("GreenPoint"), a subsidiary of GreenPoint Financial Corp., two consumer banking branches in Rockland County, New York (the "Branches"), including certain personal property ("Personal Property"), leasehold improvements, and real property ("Real Property") associated with the Branches, rights under certain leases, loans secured by or related to the customer deposits domiciled in the Branches (the "Passbook Loans"), other contracts related to the operation of the Branches, safe deposit-box businesses and records associated with the Branches, as well as cash on hand at the Branches on the Closing Date (the acquired assets together, the "Assets"), and (ii) assumed approximately $154.0 million of customer deposit liabilities (the "Deposits") associated with the Branches (the acquisition and assumption together, the "Transactions"). The Transactions were affected pursuant to the terms and conditions of the Purchase of Assets and Liability Assumption Agreement, dated as of December 26, 1995, by and between Pawling and GreenPoint (the "Agreement"), as was previously disclosed in the Current Report on Form 8-K filed by the Company on December 26, 1995. Approvals from the Federal Deposit Insurance Corporation and the New York Banking Department, and all other necessary regulatory approvals, were received prior to the consummation of the Transactions.

In consideration for its assumption of the Deposits, Pawling received the Assets and $152.8 million (the "Payment") in cash (an amount equal to the amount of the Deposits on the Notification Date (March 11, 1996) less $10.7 million related to (i) the purchase price of Personal Property, (ii) the net book value of leasehold improvements, (iii) the purchase price of the Real Property, (iv) cash on hand, (v) the amount of Passbook Loans acquired and
(vi) the deposit premium (the "Deposit Premium"). The amounts of the Deposits, cash on hand, Passbook Loans, and the Deposit Premium are subject to certain post-closing adjustments to reflect exact amounts at the close of business on the Closing Date.

A copy of the Press Release dated April 15, 1996, filed as Exhibit (2) to this Report, is incorporated herein by reference.

(b) Prior to the Transactions, GreenPoint employed the Assets for the purpose of engaging in consumer banking activities in the State of New York, and Pawling intends to employ the Assets for a similar purpose.

Item 7. Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

Since the assets acquired and the liabilities assumed do not constitute a business which has continuity, historical financial statements are not required or relevant and are, accordingly, not included herein. Information on deposits assumed and loans acquired to be filed by amendment.

(b)  Pro Forma Financial Information.

To be filed by amendment.

(c)  Exhibits

1. Purchase of Assets and Liability Assumption Agreement, dated as of December 26, 1995, by and between Pawling Savings Bank and GreenPoint Bank.

2.   Press release dated April 15, 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE BANK, INC.
(Registrant)

/s/ Robert Gabrielsen
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By: Robert Gabrielsen, Treasurer
    Principal Financial Officer and
    Principal Accounting Officer